CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-48804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69778, 333-69776, 333-69774, 333-107195 and 333-127637) and in Registration Statements on Form S-3 (Registration File Nos. 333-67543 and 333-108566) and the Registration Statement on Form S-4 (Registration File No. 33-24124) of our reports dated February 27, 2006, relating to the consolidated financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”) and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2005.

Deloitte & Touche LLP
New York, New York
February 27, 2006